Exhibit 99.1

KULR LAUNCHES THE ENERGY SOLUTIONS TODAY PODCAST

Provides Forum for Leaders in the Electrification Movement to Discuss Provocative, Innovative Ideas and Initiatives About the Global Electrification Movement and Advanced Battery Technology

SAN DIEGO / GLOBENEWSWIRE / November 23, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced the launch of The Energy Solutions Today Podcast. The show will provide listeners with the latest news, trends, and innovations in battery safety, battery sustainability, and thermal management technologies.

The Energy Solutions Today Podcast is hosted by David Meltzer, Co-founder of Sports 1 Marketing and notable TV personality, speaker, author, investor, and entrepreneur. The inaugural episode will feature KULR Technology Group's Co-Founder and CEO, Michael Mo and discuss the importance of energy management and renewable energy solutions for advanced mobility applications.

“Society has reached a pivotal moment in the global electrification movement that will serve as a catalyst to reshape our world and how we use, manage, and recycle energy,” said Michael Mo, CEO and Co-founder of KULR Technology Group. “We are excited to launch The Energy Solutions Today podcast to facilitate important discussions about impactful events and trends, sustainability, and innovations in battery technology. Our goal is for this show to serve as a platform for battery tech leaders to share provocative, innovative ideas and initiatives on how companies and people can make a positive impact on public safety and our environment as the world quickly moves toward electric mobility and sustainability.”

The Energy Solutions Today Podcast will release episodes quarterly featuring a range of battery technology guests and experts and will be available in the VIDEOS section of KULR's website, anywhere you listen to podcasts, and on the Company’s YouTube channel. To learn more or to become part of the conversation, please reach out to: contact@kulrtechnology.com.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com